SECURITIES PURCHASE AGREEMENT

      Securities Purchase Agreement (together with the schedules and exhibits hereto, this "Agreement"), dated as of March 15, 2005, by and between Electronic Game Card, Inc., a Nevada corporation (the "Company"), and each of the Persons (as defined below) who has executed a signature page to this Agreement (each a "Purchaser," and together, the "Purchasers").


                              W I T N E S S E T H:

      WHEREAS, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to purchase from the Company, certain securities as set forth below.

      NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto hereby agree as follows:

      1. Offer and Sale of Securities.
1.1 The Offering. The Company is offering for sale in this offering the Company's convertible promissory notes (the "Convertible Promissory Notes"). Each Convertible Promissory Note will automatically convert, with respect to each $48,000 of the principal amount of the same, into 32,000 shares of the Company's Series A Convertible Preferred Stock, par value $0.001 per share (the "Shares" or "Series A Preferred" or the "Series A Preferred Stock") upon the effectiveness of actions by the Company's shareholders to authorize the Series A Preferred. The Company covenants to complete those actions as soon as practicable. Each share of the Series A Preferred is initially convertible into 1 share of the Company's common stock, par value $0.001 per share (the "Common Stock"), which equates to an initial conversion price of $1.50 per share of Common Stock. (Each Promissory Note, therefore, is ultimately convertible into an aggregate of 32,000 shares of Common Stock.) At the option of the holder, each Convertible Promissory Note is also convertible directly into shares of Common Stock on an as-converted-into-Series-A-Preferred basis, whether or not the Series A Preferred is ever authorized or issued. The Purchaser will also receive one (1) warrant (a "Warrant") substantially in the form of Exhibit C to acquire one (1) share of the Series A Preferred for every 2 shares of the Series A Preferred into which the Convertible Promissory Note(s) acquired by such Purchaser are initially convertible, or 16,000 additional shares of Series A Preferred in the aggregate with respect to each $48,000 initial principal amount of Convertible Promissory Note(s) purchased (but there will be no fractional Warrants). The Warrants, which shall not be transferable, shall be exercisable as soon as the Series A Preferred Stock is authorized by the Company's shareholders. The Warrants shall be initially exercisable at $1.85 per share of Series A Preferred Stock, subject to adjustment, and shall be exercisable for a period of 5 years. At the option of the holder, each Warrant is also immediately exercisable directly to acquire shares of Common Stock on an as-converted-from-Series-A-Preferred basis, whether or not the Series A Preferred is ever authorized or issued. Unexercised Warrants shall expire earlier upon notice by the Company to the holders of the Warrants following any consecutive 30-day trading period during which the Common Stock trades on its principal market at a price at or above three (3) times the then applicable exercise price with average daily volume of at least 100,000 shares (subject to adjustment of such trading volume threshold in the event of stock splits, reverse stock splits, stock dividends, recapitalizations or similar events). The "Minimum Offering" shall be Three Million Dollars ($3,000,000) of Convertible Promissory Notes. The "Maximum Offering" shall be Eight Million One Hundred Thousand Dollars ($8,100,000) of Convertible Promissory Notes; provided, that the Company, in its sole discretion, may increase the Maximum Offering, at any time during the Offering and without prior notice, by up to ten per cent (10%). Once the Company is prepared to accept subscriptions for at least the Minimum Offering, the Company may accept and close upon subscriptions from time to time in its sole discretion during the offering period referred to in this Agreement. The shares of Common Stock into which the Series A Preferred Stock is convertible are sometimes hereafter referred to as the "Conversion Shares"). The

Series A Preferred which may be acquired upon exercise of a Warrant are sometimes hereinafter referred to as the "Warrant Shares". The shares of Common Stock which may be acquired upon conversion of the Warrant Shares are sometimes hereafter referred to as the "Common Stock Warrant Shares". Notwithstanding the foregoing, the Warrant Shares shall not be authorized, the Warrants shall not be exercisable as to the Warrant Shares, and the Company shall not be required to reserve Warrant Shares (or the underlying Common Stock Warrant Shares) for issuance upon exercise of Warrants until the Company has amended its Certificate of Incorporation in order to authorize sufficient Series A Preferred Stock to reserve for issuance upon exercise of the Warrants and such amendment is effective under applicable law, including securities laws. The Company covenants to promptly obtain the necessary shareholder consents for the amendment and to promptly thereafter file an Information Statement with the U.S. Securities and Exchange Commission and, as soon as permissible thereafter, mail the Information Statement to shareholders in order that the amendment may become effective.. The Series A Preferred shall have the powers, designations, preferences, rights, qualifications, limitations and restrictions contained in the Certificate of Designations of the Series A Preferred Stock, in the form of Exhibit A hereto (the "Certificate of Designations"). The Convertible Promissory Notes offered hereby, and the accompanying Warrants are sometimes referred to herein as the "Securities". The Purchasers of the Convertible Promissory Notes shall have the benefit of certain registration rights in respect of the Conversion Shares and the Common Stock Warrant Shares and the shares of Common Stock which may be acquired directly upon conversion of the Convertible Promissory Notes and directly upon exercise of the Warrants on the terms and conditions of a Registration Rights Agreement, substantially in the form of Exhibit B hereto (the "Registration Rights Agreement").

The Company is offering the Securities (the "Offering") for sale only to individuals, entities or groups, including, without limitation, corporations, limited liability companies, limited or general partnerships, joint ventures, associations, joint stock companies, trusts, unincorporated organizations, or governments or any agencies or political subdivisions thereof (each, a "Person") who are "accredited investors" (as defined herein). The Company is making the Offering of the Securities directly through certain of its officers and its directors, but may engage a placement agent (the "Placement Agent") and other registered broker-dealers ("Other Participating Agents") may also place Securities. If the Company should engage a Placement Agent or any Other Participating Agent, the Company presently intends to pay to the Placement Agent and to Other Participating Agents, if any, commissions equal to up to 10% of the gross sales price of the Convertible Promissory Notes sold in the offering by the applicable Placement Agent or Other Participating Agent. In addition, the Company presently intends to issue to any such Placement Agent or Other Participating Agent, if any, at each Closing warrants (the "Placement Agent Warrants") granting to such person warrant coverage equal to up to Ten Per Cent (10%) of the Common Stock initially issuable upon exercise of the Series A Preferred Stock initially issuable upon conversion of the Convertible Promissory Notes sold by such placement agent to investors introduced by such placement agent. The Company has agreed to indemnify the Placement Agent and the Other Participating Agents, if any, against certain liabilities. The Company will also pay its own costs of the Offering. The Company will also reimburse the Placement Agent for its documented fees and expenses (including without limitation legal fees and expenses) in connection with the Offering, subject to pre-approval of significant expenses. The Placement Agent, in the Placement Agent's sole discretion, may share the consideration described in this paragraph with the Other Participating Agents. There will be no Placement Agent Warrants with respect to Warrants, Warrant Shares, Common Stock Warrant Shares, or the shares of Common Stock which may be acquired directly upon conversion of Convertible Promissory Notes or the exercise of Warrants. The Placement Agent Warrants shall initially be exercisable at $1.85 per share of Common Stock, subject to adjustment, commencing upon the date of issuance and continuing for Five (5) years after issuance or until the date which is ten (10) days after the Company furnishes written notice to the Warrant holder that the market price of the

Common Stock has been at least 300% of the then applicable exercise price of the Warrant for a period of at least thirty (30) days, and the average trading volume of the Common Stock has been at least 100,000 shares per day (subject to adjustment of such trading volume threshold in the event of stock splits, reverse stock splits, stock dividends, recapitalizations or similar events). The shares of Common Stock which may be acquired upon exercise of a Warrant are sometimes hereinafter referred to as the "Placement Agent Warrant Shares"). The Placement Agent Warrants shall contain a cashless exercise provision. The Placement Agent Warrants shall be transferable by the Placement Agent or Other Participating Agent receiving the same only to its officers, directors, shareholders and employees, as well as by such persons to their immediate family affiliates in connection with estate planning, provided that no such transfer or disposition may be made other than in compliance with applicable securities laws and furnishing satisfactory evidence of such compliance to the Company. All subscription proceeds in the Offering will be paid at Closing to the account or accounts specified in or pursuant to Section 1.2 herein, provided that in the event that a Placement Agent is utilized, the Company will utilize an escrow agent (the "Escrow Agent") for receipt of funds if required under applicable law. All references in this Agreement to the Escrow Agent shall be deemed to be references to the Company in the event that there is no third party Escrow Agent.

      1.2 Subscription. Subject to the terms and conditions hereinafter set forth in this Agreement, each Purchaser hereby offers to purchase, the initial principal amount of Convertible Promissory Notes, together with the accompanying Warrants, at the applicable Closing Date, set forth beneath each such Purchaser's name on the signature pages of this Agreement, for an aggregate purchase price (the "Purchase Price") equal to the principal amount of the Convertible Promissory Notes so purchased (in multiples of $48,000) in the amount set forth on the signature page beneath such Purchaser's name, to be paid as set forth in this Agreement to such account or accounts as the Company may specify by written notice to the Purchaser.

      1.3 Subscription Procedures. To submit this Subscription, each Purchaser must deliver (i) this Agreement, including, without limitation, the related Purchaser Questionnaire, both duly completed and executed and (ii) an executed Registration Rights Agreement to the following address, unless otherwise advised by the Company:

      Electronic Game Card, Inc.
      712 Fifth Avenue, 19th floor
      New York, New York, 10019

      Attention:  Private Placement

(with any questions to be raised with Liza Mullins +1 (212) 332-4365).

      The Company may accept or reject subscriptions, in whole or in part, or accept subscriptions for less than the $48,000 minimum subscription, in its sole discretion. The Company shall notify each Purchaser of the portion, if any, of such Purchaser's subscription which has been accepted, payment instructions for the Purchase Price, including wire transfer instructions and instructions for delivery of payment by checks, if applicable, and the date upon which the applicable Closing shall be held and payment must be made. At each applicable Closing, each Purchaser acquiring Securities at such Closing shall deliver and pay the applicable Purchase Price in full for the Securities being purchased by such Purchaser at such Closing, for which such Purchaser's subscription has been accepted, in U.S. dollars, in immediately available funds, in accordance with the payment instructions contained in the notification to such Purchaser by the Company.

      2. Closing. Upon acceptance of subscriptions for the Securities offered hereby, the Company shall hold one or more closings (each one a "Closing", with the first one being the "Initial Closing" and the final one being the "Final Closing"). Each Closing shall be held at such location as the Company may determine. The Final Closing Date will be that date which is the earlier to occur of (i) March 18, 2005 or (ii) the sale of all of the Securities being offered hereby, unless the Offering is extended without notice to investors, by the Company in its sole discretion, for up to thirty (30) additional days (the Final Closing Date is sometimes hereafter also referred to as the "Termination Date"). At the Closing with respect to the subscription by each Purchaser, to the extent the same is accepted by the Company, the Company will record on its stock ledger in the name of each such Purchaser the Securities being purchased by such Purchaser in accordance with the information on the applicable signature page of this Agreement.

      2.1 Escrow. In the event that the Company engages a Placement Agent for this Offering, which the Company may not choose to do, then, and only in such case, pending each Closing all funds paid in respect of this Agreement with regard to such Closing shall be deposited in an escrow account (the "Escrow Account") maintained by the Escrow Agent in accordance with Rule 15c2-4 under the Exchange Act (as defined herein). The Escrow Account shall not be interest bearing. In such a case, if the Company accepts subscriptions at or prior to the Initial Closing Date or the Final Closing Date, as the case may be, then all subscription proceeds received for subscriptions accepted by the Company prior to such Closing Date shall be paid over to the Company at each Closing, net of the Placement Agent fees, if any, and other offering expenses, which shall be paid to the appropriate parties at each such Closing. In any event, if the Company shall not have received and accepted each Purchaser's subscription, then that subscription shall be void and all funds paid hereunder by such Purchaser with respect to such unaccepted subscription, without deduction therefrom or interest thereon, shall be promptly returned to such Purchaser within three (3) business days after the Termination Date.

      2.2. Return of Funds. Each Purchaser hereby authorizes and directs both the Company and the Escrow Agent, if any, jointly and severally, to return or direct the return of any funds from the Escrow Account, if any, without deduction therefrom or interest thereon, to the same account from which the funds were originally drawn, to the extent that such Purchaser's subscription is not accepted prior to the termination of the Offering.

      3. Conditions to the Obligations of each Purchaser at Closing.

      The obligation of each Purchaser to purchase and pay for the Securities subscribed for by such Purchaser at the applicable Closing is subject to the satisfaction on or prior to the applicable Closing Date or the Final Closing Date, as the case may be, of the following conditions, each of which may be waived by the applicable Purchaser:

      3.1 Representations and Warranties. The representations and warranties of the Company contained in this Agreement which are qualified as to materiality must be true and correct in all respects, and the representations and warranties of the Company contained in this Agreement which are not qualified as to materiality must be true and correct in all material respects, in each case as of the applicable Closing Date except to the extent that the representations and warranties relate to a different date in which case the representations and warranties must be true and correct as written or true and correct in all material respects, as the case may be, as of the different date.

      3.2 Performance of Covenants. The Company shall have performed or complied with in all material respects all covenants and agreements required to be performed by it on or prior to the applicable Closing pursuant to this Agreement, including, without limitation, the delivery of certificates evidencing the Securities issued to the Purchasers at the Closing.

      3.3 No Injunctions; etc. No court or governmental injunction, order or decree prohibiting the purchase and sale of the Securities, the Conversion Shares, the Warrant Shares, the Common Stock Warrant Shares or the shares of

Common Stock which may be acquired directly upon conversion of the Convertible Promissory Notes or exercise of the Warrants will be in effect. There will not be in effect any law, rule or regulation prohibiting or restricting the sale or requiring any consent or approval of any Person that has not been obtained to issue and sell the Securities, the Conversion Shares, the Warrant Shares, the Common Stock Warrant Shares or the shares of Common Stock which may be acquired directly upon conversion of the Convertible Promissory Notes or exercise of the Warrants to the Purchasers except as contemplated by this Agreement.

      3.4 Closing Documents. At each Closing, the Company shall have delivered to each applicable Purchaser the following:

      (a) a certificate of the President of the Company certifying that the conditions in Sections 3.1 and 3.2 have been satisfied;

      (b) A certificate of the Secretary of the Company, dated as of that Closing Date, certifying (i) the attached copies of the Certificate of Incorporation and By-laws of the Company, (ii) the resolutions of the Board of Directors of the Company (the "Board") authorizing the execution, delivery and performance of this Agreement and the issuance of the Securities (including, but not limited to, for purposes of Nevada corporations law) and recommending to shareholders the creation of the Series A Preferred, and (iii) the incumbency of the officers duly authorized to execute this Agreement and the other documents contemplated by this Agreement;

      (c) a certificate of the Secretary of State of the State of Nevada, dated as of a recent date (but no more than five business days) prior to the date of the applicable Closing, to the effect that the Company is in good standing in the State of Nevada and that all annual reports, if any, have been filed as required and that all taxes and fees have been paid in connection therewith;

      (d) a copy of the Certificate of Designations to be filed with the Secretary of State of the State of Nevada;

      (e) a certificate evidencing the Convertible Promissory Notes purchased by such Purchaser;

      (f) a certificate evidencing the Warrants purchased by each Purchaser;

      (g) an opinion of counsel, reasonably satisfactory in form and in substance to the Placement Agent; and

      (h) a Registration Rights Agreement duly executed by the Company.


      3.5 Waivers and Consents. The Company will have obtained all consents and waivers necessary to execute and deliver this Agreement and all related documents and agreements and to issue and deliver the Securities, and all consents and waivers will be in full force and effect; provided, that the Warrant Shares shall not be authorized, the Company will not be required to reserve Warrant Shares for exercise of the Warrants, and the Warrants shall not be exercisable as to Warrant Shares, until the Company has amended its Certificate of Incorporation in order to authorize sufficient Series A Preferred Stock to reserve for issuance upon exercise of the Warrants and such amendment has become effective under applicable laws, including securities laws.

      4. Conditions to the Obligations of the Company at Closing.

      The obligation of the Company to issue and sell the Securities to any Purchaser is subject to the satisfaction on or prior to each Closing Date of the following conditions, each of which may be waived by the Company:

      4.1 Receipt of Purchase Price. The Company shall have received payment in full in immediately available funds in U.S. dollars of the Purchase Price for the Securities with respect to which the Company has accepted the Subscription made by such Purchaser by means of this Agreement.

      4.2 Representations and Warranties. The representations and warranties of each applicable Purchaser contained in this Agreement which are qualified as to materiality must be true and correct in all respects, and the representations and warranties of each applicable Purchaser contained in this Agreement which are not qualified as to materiality must be true and correct in all material respects, in each case as of the applicable Closing Date except to the extent that the representations and warranties relate to a different date in which case the representations and warranties must be true and correct as of the different date.

       4.3 Performance of Covenants. The Purchasers will have performed or complied with in all material respects all covenants and agreements required to be performed by the Purchasers on or prior to the Closing pursuant to this Agreement.

      4.4 Purchaser Questionnaire. All of the information furnished by each Purchaser in the confidential purchaser questionnaire accompanying this Agreement (the "Purchaser Questionnaire") shall have been accurate and complete in all material respects.

       4.5 No Injunctions. No court or governmental injunction, order or decree prohibiting the purchase or sale of the Securities, the Conversion Shares, the Warrant Shares, the Common Stock Warrant Shares or the shares of Common Stock which may be acquired directly upon conversion of the Convertible Promissory Notes or exercise of the Warrants will be in effect.

       4.6 Closing Document. The Purchasers will have delivered to the Company a Registration Rights Agreement duly executed by the Purchasers.


      5. Representations and Warranties of each Purchaser.

      Each Purchaser, in order to induce the Company to perform this Agreement, hereby represents and warrants, severally and not jointly, as follows:

      5.1 Due Authorization. Each Purchaser represents for such Purchaser to the Company that such Purchaser has full power and authority and has taken all action necessary to authorize such Purchaser to execute, deliver and perform such Purchaser's obligations under this Agreement and the other agreements to be executed and delivered by such Purchaser in connection herewith. This Agreement, and each other such agreement, is the legal, valid and binding obligation of such Purchaser in accordance with its terms.

      5.2 Accredited Investor. Each Purchaser represents that such Purchaser is an Accredited Investor as that term is defined in Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act").

      5.3 No Investment Advice. The Company has not made any other representations or warranties to such Purchaser other than as set forth herein or incorporated herein by reference with respect to the Company or rendered any investment advice.

      5.4 Investment Experience. Each Purchaser represents that such Purchaser has not authorized any Person to act as such Purchaser's Purchaser Representative (as that term is defined in Regulation D of the General Rules and Regulations under the Securities Act) in connection with this transaction. Such Purchaser has such knowledge and experience in financial, investment and business matters that such Purchaser is capable of evaluating the merits and risks of the prospective investment in the securities of the Company. Such Purchaser has consulted with such independent legal counsel or other advisers as such Purchaser has deemed appropriate to assist such Purchaser in evaluating the proposed investment in the Company.

      5.5 Adequate Means. Each Purchaser represents as to such Purchaser that such Purchaser (i) has adequate means of providing for such Purchaser's current financial needs and possible contingencies; and (ii) can afford (a) to hold unregistered securities for an indefinite period of time as required; and (b) sustain a complete loss of the entire amount of the subscription.

      5.6 Access to Information. Each Purchaser represents that such Purchaser has been afforded the opportunity to ask questions of, and receive answers from the officers and/or directors of the Company acting on its behalf concerning the terms and conditions of this transaction and to obtain any additional information, to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information furnished; and has had such opportunity to the extent such Purchaser considers appropriate in order to permit such Purchaser to evaluate the merits and risks of an investment in the Company. It is understood that all documents, records and books pertaining to this investment have been made available for inspection, and that the books and records of the Company will be available upon reasonable notice for inspection by investors during reasonable business hours at its principal place of business. The foregoing shall in no way be deemed to limit the ability of each Purchaser to rely on the representations and warranties set forth herein or incorporated herein by reference.

      5.7 No Endorsement. Each Purchaser further acknowledges that the offer and sale of the Securities, the Conversion Shares, the Warrant Shares, the Common Stock Warrant Shares and the shares of Common Stock which may be acquired directly upon conversion of the Convertible Promissory Notes or exercise of the Warrants has not been passed upon or the merits thereof endorsed or approved by any state or federal authorities.

      5.8 Non-Registered Securities. Each Purchaser acknowledges that neither the offer and sale of the Securities at the Closing, or the sale of the Conversion Shares, the Warrant Shares, the Common Stock Warrant Shares, or the shares of Common Stock which may be acquired directly upon conversion of the Convertible Promissory Notes or exercise of the Warrants, to the extent permissible thereafter, has been registered under the Securities Act or any state securities laws and the Securities, and the Conversion Shares, the Warrant Shares, the Common Stock Warrant Shares and or the shares of Common Stock which may be acquired directly upon conversion of the Convertible Promissory Notes or exercise of the Warrants may be resold only if registered pursuant to the provisions thereunder or if an exemption from registration is available and such resale is otherwise permitted by law and contract. Each Purchaser understands that the offer and sale of the Securities at the Closing, and the sale of the Conversion Shares, the Warrant Shares, the Common Stock Warrant Shares or the shares of Common Stock which may be acquired directly upon conversion of the Convertible Promissory Notes or exercise of the Warrants, to the extent permissible thereafter, is intended to be exempt from registration under the Securities Act, based, in part, upon the representations, warranties and agreements of such Purchaser contained in this Agreement.

      5.9 No Resale. Each Purchaser represents that the Securities being subscribed for, and the securities underlying the subscription, are being acquired solely for the account of such Purchaser for such Purchaser's investment and not with a view to, or for resale in connection with, any distribution in any jurisdiction where such sale or distribution would be precluded. By such representation, such Purchaser means that, other than as disclosed on both the signature page of this Agreement and in the Purchaser Questionnaire, no other Person has a beneficial interest in the Securities or the securities underlying the subscription, and that no other Person has furnished or will furnish directly or indirectly, any part of or guarantee the payment of any part of the consideration to be paid by such Purchaser to the Company in connection therewith. Such Purchaser does not intend to dispose of all or any part of the Securities or the securities underlying the subscription except in compliance with the provisions of the Securities Act and applicable state securities laws, and understands that the Securities and the securities underlying the subscription are being offered pursuant to a specific exemption under the provisions of the Securities Act, which exemption(s) depends, among other things, upon the compliance with the provisions of the Securities Act.

      5.10 Legend. Each Purchaser hereby acknowledges and agrees that until either (i) a registration statement covering the resale of the securities is effective under the Securities Act and such securities have been disposed of thereunder, (ii) such securities are disposed of under Rule 144 and are no longer required to be legended under Rule 144, or (iii) such securities are eligible for sale under Rule 144(k) promulgated under the Securities Act, and, in either case, the holder properly requests that the legend be removed in accordance therewith, the Company may insert the following or similar legend on the face of the certificates evidencing the Securities, the Conversion Shares, the Warrant Shares, the Common Stock Warrant Shares and/or the shares of Common Stock which may be acquired directly upon conversion of the Convertible Promissory Notes or exercise of the Warrants, as the case may be, if the Company deems the same to be necessary or appropriate in order to ensure compliance with the Securities Act or state securities laws:

      "These securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws and may not be sold or otherwise transferred or disposed of except pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or an opinion of counsel satisfactory to counsel to the issuer that an exemption from registration under the Securities Act and any applicable state securities laws is available."

In addition, the Company may insert a legend to the effect that the Warrants are non-transferable.

      5.11 Broker's or Finder's Commissions. Other than the Placement Agent (as placement agent on behalf of the Company) or any Other Participating Agent, if any, no finder, broker, agent, financial person or other intermediary has acted on behalf of any Purchaser in connection with the sale of the Securities by the Company or the consummation of this Agreement or any of the transactions contemplated hereby.

      Each Purchaser certifies that each of the foregoing representations and warranties by such Purchaser set forth in this Section 5 are true as of the date hereof and shall survive such date.

      6. Representations and Warranties of the Company.

      The Company represents and warrants to the Purchasers as follows as of each applicable Closing, each such representation and warranty being made subject to such disclosures as are made pursuant to this Agreement or any schedule or exhibit delivered in connection herewith at the applicable Closing, and the consummation of additional Closings as contemplated by this Agreement:

      6.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company has full corporate power and authority to own and hold its properties and to conduct its business. The Company is duly licensed or qualified to do business, and in good standing, in each jurisdiction in which the nature of its business requires licensing, qualification or good standing, except for any failure to be so licensed or qualified or in good standing that would not have a material adverse effect on the Company or its results of operations, assets, business or financial condition or on its ability to perform its obligations under this Agreement or to issue the Securities (a "Material Adverse Effect").

      6.2 Capitalization. As of the date of this Agreement, the authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and no shares of preferred stock. However, the Company is in the process of effecting an amendment to its Certificate of Incorporation to authorize 10,000,000 shares of preferred stock, $0.001 per share par value. Except for the Securities, the Conversion Shares, the Warrant Shares, the Common Stock Warrant Shares, the shares of Common Stock which may be acquired directly upon conversion of the Convertible Promissory Notes or exercise of the Warrants, the Placement Agent Warrants and the Placement Agent Warrant Shares contemplated by this Agreement, the capitalization of the Company as of March 1, 2005 is as set forth on Schedule 6.2 to this Agreement, and there were no other securities outstanding or reserved for issuance. All the outstanding securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights created by or through the Company, and have been issued in compliance with all federal and state securities laws, and were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except as set forth on Schedule 6.2, as of March 1, 2005 there are no other options, warrants or other rights, convertible debt, agreements, arrangements or commitments of any character obligating the Company to issue or sell any shares of capital stock of or other equity interests in the Company, and the Company is not obligated to retire, redeem, repurchase or otherwise reacquire any of its capital stock or other securities. Except as identified on Schedule 6.2 or as contemplated by this Agreement, if at all, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company's securities to which the Company is a party and has material continuing obligations. The Company has not adopted a stockholders rights plan, poison pill or similar arrangement. The consummation of the transactions contemplated by this Agreement will not accelerate the vesting schedule of any Company option or warrant. As used in this Agreement, the term "Commission Documents" shall mean all reports, schedules, forms, statements and other documents filed by the Company with the United States Securities and Exchange Commission (the "Commission" or the "SEC") pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including all exhibits included therein and financial statements and schedules thereto and documents or instruments incorporated by reference therein.

      6.3 Corporate Power, Authorization; Enforceability. The Company has full corporate power and authority to execute, deliver and enter into this Agreement, the Warrants, the Placement Agent Warrants (if any), the Certificate of Designations, and the Registration Rights Agreement (collectively, the "Transaction Documents") and to consummate the transactions contemplated hereby and thereby; except that, the Warrant Shares shall not be authorized, the Warrants shall not be exercisable as to the Warrant Shares, and the Company shall not be required to reserve Warrant Shares (or underlying Common Stock Warrant Shares) for issuance upon exercise of the Warrants, until the Company has amended its Certificate of Incorporation in order to authorize sufficient Series A Preferred Stock to reserve for issuance upon exercise of the Warrants, and such amendment is effective in accordance with applicable law, including securities laws. All action on the part of the Company, its directors or stockholders necessary for (i) the authorization, execution, delivery and performance of the Transaction Documents by the Company, (ii) the authorization, sale, issuance and delivery of the Securities as contemplated hereby, (iii) the reservation of the securities underlying the Securities, and (iv) the performance of the Company's obligations hereunder and thereunder has been taken; except that, notwithstanding the foregoing, the Warrant Shares shall not be authorized, the Warrants shall not be exercisable as to the Warrant Shares, and the Company shall not be required to reserve Warrant Shares or the Common Stock Warrant Shares for issuance upon exercise of the Warrant, until the Company has amended its Certificate of Incorporation in order to authorize sufficient Series A Preferred Stock to reserve for issuance upon exercise of the Warrants and such amendment is effective in accordance with applicable laws including, without limitation, securities laws. The Securities to be purchased on each the Closing Date and the related Placement Agent Warrants, and the underlying Conversion Shares, Warrant Shares, Common Stock Warrant Shares, shares of Common Stock which may be acquired directly upon conversion of the Convertible Promissory Notes or exercise of the Warrants, and Placement Agent Warrant Shares have been duly authorized and, when issued in accordance with this Agreement or the Warrants or the Placement Agent Warrants, as the case may be, will be validly issued, fully paid and nonassessable and will be free and clear of any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever (collectively, "Liens") imposed by or through the Company other than restrictions imposed by this Agreement, the Warrants, the Placement Agent Warrants, the Certificate of Designations, and the Registration Rights Agreement, as the case may be, and applicable securities laws; except that, notwithstanding the foregoing, the Warrant Shares shall not be authorized, the Warrants shall not be exercisable as to the Warrant Shares, and the Company shall not be required to reserve Warrant Shares or the Common Stock Warrant Shares for issuance upon exercise of the Warrants, until the Company has amended its Certificate of Incorporation in order to authorize sufficient Series A Preferred Stock to reserve for issuance upon exercise of the Warrants and such amendment is effective in accordance with applicable laws including, without limitation, securities laws. No preemptive or other rights to subscribe for or purchase equity securities of the Company exists with respect to the issuance and sale of the Securities, the Warrant Shares, the Common Stock Warrant Shares, the shares of Common Stock which may be acquired directly upon conversion of the Convertible Promissory Notes or exercise of the Warrants, or the Placement Agent Warrant Shares. The Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

      6.4 No Conflict; Governmental Consents. (a) The execution and delivery by the Company of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not (i) result in the violation of any provision of the Certificate of Incorporation or By-laws or other organizational documents of the Company or any subsidiary of the Company,
(ii) result in any violation of Requirements of Law to or by which the Company or any subsidiary of the Company is bound, or (iii) conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute (with due notice or lapse of time or both) a default under, any bond, debenture, note or other evidence of indebtedness, or any material lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any subsidiary of the Company is a party or by which it or its property is bound, nor result in the creation or imposition of any Lien upon any of the properties or assets of the Company, except for, in the case of clauses (ii) and (iii) of this subsection (a), any violation, conflict, breach or default which would not have a Material Adverse Effect. For purposes of this Agreement, "Requirements of Law" means, as to any Person, any law, statute, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing (each, a "Governmental Authority") or stock exchange, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

      (b) No material consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other Governmental Authority or Person, and no lapse of any waiting period under any Requirements of Law, remains to be obtained (or lapsed) or is otherwise required to be obtained by the Company or any subsidiary of the Company in connection with the authorization, execution and delivery of the Transaction Documents or the consummation of the transactions contemplated hereby or thereby, including, without limitation the issue and sale of the Securities as disclosed in this Agreement, and except filings, if any, as may be required to be made by the Company after each Closing with (i) the Commission,
(ii) the National Association of Securities Dealers, Inc. ("NASD"), (iii) the Nasdaq Stock Market, Inc. and (iv) state blue sky or other securities regulatory authorities; except that, notwithstanding the foregoing, the Warrant Shares shall not be authorized, the Warrants shall not be exercisable as to the Warrant Shares, and the Company shall not be required to reserve Warrant Shares or Common Stock Warrant Shares for issuance upon exercise of the Warrants, until the Company has amended its Certificate of Incorporation in order to authorize sufficient Series A Preferred Stock to reserve for issuance upon exercise of the Warrants and such amendment becomes effective in accordance with applicable laws including, without limitation, securities laws.

      6.5 Litigation. There are no claims, actions, suits, investigations or proceedings pending or, to the Company's knowledge, threatened against the Company or any subsidiary of the Company or its respective assets, at law or in equity, by or before any Governmental Authority, or by or on behalf of any third party, except for any claim, action, suit, investigation or proceeding which would not have a Material Adverse Effect. There are no claims, actions, suits, investigations or proceedings pending or, to the Company's knowledge, threatened proceedings against the Company or any subsidiary of the Company contesting the right of the Company to use, sell, import, license, or make available to any Person any of the Company's or any subsidiary's products or services currently or previously sold, offered, licensed or made available to any Person or used by the Company or opposing or attempting to cancel any of the Company's Intellectual Property (as such term is hereafter defined) rights, except for any claim, action, suit, investigation or proceeding which would not have a Material Adverse Effect.

      6.6 Compliance with Laws; No Default or Violation; Contracts. The Company and each subsidiary of the Company is in compliance in all material respects with all Requirements of Law and all orders issued by any court or Governmental Authority against the Company in all material respects. To the Company's knowledge, there is no existing or currently proposed Requirement of Law which could reasonably be expected to prohibit or restrict the Company or any subsidiary from, or otherwise materially adversely affect the Company or any subsidiary in, conducting its business in any jurisdiction in which it now conducts or proposes to conduct such business. The Company and each subsidiary of the Company have all licenses, permits and approvals of any Governmental Authority (collectively, "Permits") that are necessary for the conduct of the business of the Company and each subsidiary of the Company, respectively; (ii) such Permits are in full force and effect; and (iii) no violations are or have been recorded in respect of any Permit, in each case except such as would not be reasonably expected to have a Material Adverse Effect. No material expenditure is presently required by the Company to comply with any existing Requirements of Law or order. Except as would not be reasonably expected to have a Material Adverse Effect, neither the Company nor any subsidiary of the Company is (i) in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party of by which it or any of its properties is bound or (ii) in violation of any order, decree or judgment of any court, arbitrator or other Governmental Authority. The contracts described in the Commission Documents or incorporated by reference therein that are material to the Company (collectively, the "Contractual Obligations") are in full force and effect on the date hereof, and neither the Company or any subsidiary's nor, to the Company's knowledge, any other party to such contracts is in breach of or default under any of such contracts nor, to the Company's knowledge, does any condition exist that with notice or lapse of time or both would constitute a default by such other party thereunder, in each case except such as would not be reasonably expected to have a Material Adverse Effect. Neither the Company nor any subsidiary of the Company has not received notice of a default and is not in default under, or with respect to, any Contractual Obligation nor, to the Company's knowledge, does any condition exist that with notice or lapse of time or both would constitute a default thereunder, in each case except such as would not be reasonably expected to have a Material Adverse Effect. All of such Contractual Obligations are valid, subsisting, in full force and effect and binding upon the Company or each subsidiary that is a party thereto and, to the Company's knowledge, the other parties thereto, and the Company has paid in full or accrued all amounts due thereunder and has satisfied in full or provided for all of its liabilities and obligations thereunder.

      6.7 Environmental Matters. The Company and each subsidiary of the Company is in compliance, in all material respects, with all applicable Environmental Laws. There is no civil, criminal or administrative judgment, action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending or, to the Company's knowledge, threatened against the Company pursuant to Environmental Laws. To the Company's knowledge, there are no past or present events, conditions, circumstances, activities, practices, incidents, agreements, actions or plans which could reasonably be expected to prevent compliance with, or which have given rise to or will give rise to liability which would have a Material Adverse Effect, under Environmental Laws. For purposes of the foregoing, "Environmental Laws" means federal, state, local and foreign laws, principles of common laws, civil laws, regulations, and codes, as well as orders, decrees, judgments or injunctions, issued, promulgated, approved or entered thereunder relating to pollution, protection of the environment or public health and safety.

      6.8 Taxes. The Company and each subsidiary of the Company has filed all required Tax returns and has paid or caused to be paid, or has established reserves in accordance with GAAP for all Tax liabilities applicable to such entity except as would not have a Material Adverse Effect. No additional Tax assessment against the Company or its subsidiaries has been heretofore proposed or, to the Company's knowledge, threatened by any Governmental Authority for which provision has not been made on its balance sheet.

      No tax audit is currently in progress and there is no unassessed deficiency proposed or, to the Company's knowledge, threatened against the Company or any subsidiary. The Company has no knowledge of any change in the rates or basis of assessment of any Tax (other than federal income tax), of the Company or any subsidiary which would reasonably be expected to have a Material Adverse Effect. The Company has not agreed to or is required to make any adjustments under section 481 of the Code by reason of a change of accounting method or otherwise. None of the assets of the Company or any subsidiary is required to be treated as being owned by any Person, other than the Company or any of its subsidiaries, pursuant to the "safe harbor" leasing provisions of
Section 168(f)(8) of the Code. The company is not a "United States real property holding corporation" (a "USRPHC") as that term is defined in Section 897(c)(2) of the Code and the regulations promulgated thereunder.

      For purposes of this Agreement, "Code" means the Internal Revenue Code of 1986, as amended, and "Taxes" means any federal, state, provincial, county, local, foreign and other taxes (including, without limitation, income, profits, windfall profits, alternative, minimum, accumulated earnings, personal holding company, capital stock, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, withholding, employment, unemployment compensation, payroll and property taxes, import duties and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, and penalties with respect thereto, and including expenses associated with contesting any proposed adjustments related to any of the foregoing.

      6.9   Intellectual Property.

      (a) "Intellectual Property" shall mean all of the following as they are necessary in connection with the business of the Company or its subsidiaries as presently conducted and as they exist in all jurisdictions throughout the world, in each case, to the extent owned by or licensed to the Company or its subsidiaries: (i) patents, patent applications and inventions, designs and improvements described and claimed therein, patentable inventions and other patent rights (including any divisions, continuations, continuations-in-part, reissues, reexaminations, or interferences thereof, whether or not patents are issued on any such applications and whether or not any such applications are modified, withdrawn, or resubmitted) ("Patents"); (ii) trademarks, service marks, trade dress, trade names, brand names, designs, logos, or corporate names, whether registered or unregistered, and all registrations and applications for registration thereof ("Trademarks"); (iii) copyrights and mask works, including all renewals and extensions thereof, copyright registrations and applications for registration thereof, and non-registered copyrights ("Copyrights"); (iv) trade secrets, inventions, know-how, process technology, databases, confidential business information, customer lists, technical data and other proprietary information and rights ("Trade Secrets"); (v) computer software programs, including, without limitation, all source code, object code, and documentation related thereto ("Software"); (vi) Internet addresses, domain names, web sites, web pages and similar rights and items ("Internet Assets"); and (vii) all licenses, sublicenses and other agreements or permissions including the right to receive royalties, or any other consideration related to the property described in (i)-(vi). The Intellectual Property contains all of the intellectual property necessary to operate the business of the Company as currently conducted.

      (b) The Company or its subsidiaries exclusively own (or otherwise have the right to use the Intellectual Property pursuant to a valid license, sublicense or other agreement), free and clear of all Liens, and has the unrestricted right (subject to any such license terms, if applicable) to use, sell, license, or sublicense all Intellectual Property.

      (c) As used in this Agreement, the term "IP Licenses" means all material licenses, sublicenses, distributor agreements and other agreements or permissions under which the Company or any of its subsidiaries is a (i) licensor, or (ii) licensee, distributor, or reseller, except such licenses, sublicenses and other agreements relating to off-the-shelf software which is commercially available on a retail basis for less than $15,000 per license and $100,000 in the aggregate and used solely on the computers of the Company ("Off-the-Shelf Software"). To the knowledge of the Company, all of the IP Licenses are valid, enforceable, and in full force and effect, and, with respect to the Company and its applicable subsidiaries, will continue to be on identical terms immediately following the completion of the transactions contemplated by this Agreement.

      (d) All products made, used or sold by the Company or any of its subsidiaries under the Patents have been marked with the proper patent notice.

      (e) All products and materials made, used or sold by the Company or its subsidiaries containing Trademarks bear the proper federal registration notice where permitted by law.

      (f) All works encompassed by the Copyrights and used by the Company or its subsidiaries have been marked with the proper copyright notice.

      (g) To the Company's knowledge, upon reasonable inquiry in accordance with sound business practice and business judgment, all the Company's Intellectual Property rights are valid and enforceable. The Company has taken all reasonably necessary actions to maintain and protect each item of Intellectual Property owned by the Company or its subsidiaries.

      (h) The Company and each subsidiary of the Company has taken all reasonable precautions to protect the secrecy, confidentiality, and value of its Trade Secrets and the proprietary nature and value of its Intellectual Property. To the best of the Company's knowledge, none of the Trade Secrets, wherever located, the value of which is contingent upon maintenance of confidentiality thereof, have been disclosed to any employee, representative or agent of the Company or any other person not obligated to maintain such Trade Secret in confidence pursuant to a confidentiality agreement entered into with the Company, except as required pursuant to the filing of a patent application by the Company.

      (i) The Company or a subsidiary of the Company, as applicable, is diligently prosecuting all Patent applications it has filed, as instructed by patent counsel. The Company or a subsidiary of the Company, as applicable, is diligently filing and preparing to file Patent applications for all inventions in a manner and within a sufficient time period to avoid statutory disqualification of any potential Patent application.

      (j) The Company or a subsidiary of the Company, as applicable, is diligently filing and preparing to file Patent applications for all inventions in a manner and within a sufficient time period to avoid statutory disqualification of any potential Patent application.

      (k) Unless otherwise disclosed by the Company or pursuant to a current license, it is not necessary for the Company's business to use any Intellectual Property owned by any present or past director, officer, employee or consultant of the Company (or persons the Company presently intends to hire). To the actual knowledge of the Company's executive officers, at no time during the conception or reduction to practice of any of the Company's Intellectual Property was any developer, inventor or other contributor to such Intellectual Property operating under any grants from any Governmental Authority or subject to any employment agreement, invention and assignment, nondisclosure agreement or other Contractual Obligation with any Person that could adversely affect the Company's rights to its Intellectual Property.

      (l) To the actual knowledge of the Company, none of the Intellectual Property, products or services owned, used, developed, provided, sold or licensed by the Company, or made for, used or sold by or licensed to the Company by any person infringes upon or otherwise violates any Intellectual Property rights of others.

      (m) To the actual knowledge of the Company, no Person is infringing upon or otherwise violating the Intellectual Property rights of the Company.

      6.10  Employee Benefit Plans.

      (a) Neither the Company nor any entity which is or was under common control within the meaning of Section 414(b), (c), (m) or (o) of the Code maintains or contributes to, or has within the preceding six years maintained or contributed to, or may have any liability with respect to any employee benefit plan subject to Title IV of Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 412 of the Code or any "multiple employer plan" within the meaning of the Code or ERISA. Each employee benefit plan, arrangement, policy, program, agreement or commitment which the Company maintains, contributes to or may have any liability in respect to (each, a "Plan") has been established and administered in accordance with its terms, and complies in form and in operation with the applicable requirements of ERISA, the Code and other applicable Requirements of Law. No claim with respect to the administration or the investment of the assets of any Plan (other than routine claims for benefits) is pending. No event has occurred in connection with which the Company or any Plan, directly or indirectly, could be subject to any material liability under ERISA, the Code or any other law, regulation or governmental order applicable to any Plan, or under any agreement, instrument, statute, rule of law or regulation pursuant to or under which the Company has agreed to indemnify any person against liability incurred under, or for a violation or failure to satisfy the requirement of, any such statute, regulation or order. The Company has no liability, whether absolute or contingent, including any obligations under any Plan, with respect to any misclassification of any person as an independent contractor rather than as an employee.

      (b) Neither the Company nor any subsidiary of the Company has any obligations to provide or any direct or indirect liability, whether contingent or otherwise, with respect to the provision of health or death benefits to or in respect of any former employee, except as may be required pursuant to Section 4980B of the Code and the corresponding provisions of ERISA and the cost of which are fully paid by such former employees.

      (c) There are no unfunded obligations under any Plan which are not fully reflected on the Financial Statements.

      (d) The consummation of the transactions contemplated by this Agreement will not (i) entitle any Company (or subsidiary) employee to severance pay or
(ii) accelerate the time of payment or vesting or trigger any payment or funding (though a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligations pursuant to, any Plan.

      6.11 Investment Company. The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for an investment company, within the meaning of the Investment Company Act of 1940, as amended.

      6.12 Compliance. The Common Stock is registered pursuant to the Exchange Act and the Common Stock is listed on the OTC Bulletin Board, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the OTC Bulletin Board. The Company has not taken and will not, in violation of applicable law, take, any action designed to or that might reasonably be expected to cause or result in unlawful manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities.

      6.13 Private Offerings. Assuming the truth of each Purchaser's representations and acknowledgments contained in Section 5 hereof and in the Purchaser's Questionnaire delivered by such Purchaser in connection herewith, neither the Company nor any Person acting on its behalf (other than the Purchasers, as to whom the Company makes no representations) has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act and this offering is exempt from the registration requirements of the Securities Act. The Company has not sold the Securities to anyone other than the subscribers to this Agreement. Each Security shall bear substantially the same legend set forth in Section 8 hereof for at least so long as required by the Securities Act.

      6.14 Broker's or Finder's Commissions. Other than certain of the Company's officers and directors, if at all, and the Placement Agent (as placement agent on behalf of the Company) or any Other Participating Agent, if any are engaged by the Company, no finder, broker, agent, financial person or other intermediary has acted on behalf of the Company in connection with the sale of the Securities by the Company or the consummation of this Agreement or any of the transactions contemplated hereby. The Company has not had any direct or indirect contact with any other investment banking firm (or similar firm) with respect to the offer of the Securities by the Company to the Purchasers or the Purchasers' subscriptions for the Securities.

      6.15 Disclosure. The Transaction Documents do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading. The Company does not have any knowledge of any fact that has specific application to the Company (other than general economic or industry conditions) and that can reasonably be foreseen to cause a Material Adverse Effect that has not been set forth in the Transaction Documents or the Commission Documents. Since December 31, 2003, the Company has filed all Commission Documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, and all such Commission Documents were filed within the time periods specified in the Exchange Act. As of their respective filing dates, each Commission Document complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder applicable to the Commission Documents, and no Commission Document contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein.

      The Company certifies that each of the foregoing representations and warranties by the Company sets forth in this Section 6 are true as of the date hereof and shall survive such date as contemplated in Section 7.1.

      7. Indemnification.

      7.1 (a) The Company agrees to indemnify and hold harmless the Purchasers, their affiliates and each of their respective directors, officers, general and limited partners, principals, members, agents and attorneys (individually, an "Indemnified Party" and collectively, the "Indemnified Parties") from and against any and all losses, claims, damages, liabilities, costs (including reasonable attorneys' fees) and expenses (collectively, "Losses") to which any Indemnified Party may become subject, insofar as such Losses arise out of, in any way relate to, or result from (i) any breach of any representation or warranty made by the Company contained in or made pursuant to Article 6 of this Agreement, or (ii) the failure of the Company to fulfill any agreement or covenant contained in or made pursuant to this Agreement. In no event, however, shall the Company be liable for indirect, incidental or consequential or special damages of any kind. All of the representations and warranties of the Company made herein shall survive the execution and delivery of this Agreement until the date that is one hundred eighty (180) days after the date of this Agreement, except for (a) Sections 6.1 (Organization, Good Standing and Qualification), 6.2 (Capitalization), 6.3 (Corporate Power, Authorization; Enforceability), 6.13 (Private Offerings) and 6.14 (Broker's or Finder's Commission), which representations and warranties shall survive indefinitely (or if indefinite survival is not permitted by law, then for the maximum period permitted by applicable law), (b) Section 6.8 (Taxes), which representation and warranty shall survive until the later to occur of (i) the lapse of the statute of limitations with respect to the assessment of any tax to which such representation and warranty relates (including any extensions or waivers thereof) and (ii) sixty (60) days after the final administrative or judicial determination of the Taxes to which such representation and warranty relates, and no claim with respect to Section 6.8 may be asserted thereafter with the exception of claims arising out of any fact, circumstance, action or proceeding to which the party asserting such claim shall have given notice to the other parties to this Agreement prior to the termination of such period of reasonable belief that a tax liability will subsequently arise therefrom, and (c) Section
6.7 (Environmental Matters), which representation and warranty shall survive until the lapse of the applicable statute of limitations. Except as set forth herein, all of the covenants, agreements and obligations of the Company shall survive the Final Closing indefinitely (or if indefinite survival is not permitted by law, then for the maximum period permitted by applicable law).

      (b) Each Purchaser severally, and not jointly, agrees to indemnify and hold harmless the Company, its affiliates and each of their respective directors, officers, general and limited partners, principals, agents and attorneys from and against any and all Losses to which any such Person may become subject, insofar as such Losses arise out of, in any way relate to, or result from (i) any breach of any representation or warranty made by such Purchaser contained in or made pursuant to Article 5 of this Agreement, or (ii) the failure of such Person to fulfill any agreement or covenant contained in or made pursuant to this Agreement. In no event, however, shall any Purchaser be liable for indirect, incidental or consequential or special damages of any kind. All of the representations and warranties of each Purchaser made herein shall survive the execution and delivery of this Agreement for the maximum period permitted by applicable law with respect to the statute of limitations applicable to survival of contractual claims for indemnification. Except as set forth herein, all of the covenants, agreements and obligations of the Purchasers shall survive the Final Closing for the maximum period permitted by applicable law with respect to the statute of limitations applicable to survival of contractual claims for indemnification. Furthermore, in no event shall any Purchaser be required to make indemnification pursuant to this Section in excess of the gross Purchase Price of the Securities acquired by such Purchaser in the Offering.

      7.2 Promptly after receipt by any Person entitled to seek indemnification under Section 7.1 of this Agreement (individually, an "Indemnified Party" and collectively, the "Indemnified Parties") of notice of any claim as to which indemnity may be sought, including, without limitation, the commencement of any action or proceeding, the Indemnified Party will, if a claim in respect thereof may be made against a Person required to provide indemnification under Section
7.1 of this Agreement (individually, an "Indemnifying Party" and collectively, the "Indemnifying Parties"), promptly notify the Indemnifying Party in writing of the commencement thereof; provided that the failure of the Indemnified Party to so notify the Indemnifying Party will not relieve the Indemnifying Party from its obligations under this Section unless, and only to the extent that, such omission results in the Indemnifying Party's forfeiture of substantive rights or defenses or being materially prejudiced by the Indemnified Person's failure to give such notice. In case any action or proceeding is brought against any Indemnified Party, and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to assume the defense thereof at its own expense, with counsel reasonably satisfactory to such Indemnified Party, which approval will not be unreasonably withheld or delayed unreasonably; provided, however, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense at its own expense. After notice from the Indemnifying Party to the Indemnified Party of its election to so assume the defense thereof, the Indemnifying Party will not be liable to the Indemnified Party under that Section 7 for any legal or any other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof (other than reasonable costs of investigation) unless incurred at the written request of the Indemnifying Party. Notwithstanding the above, the Indemnified Party will have the right to employ counsel of its own choice in any action or proceeding (and be reimbursed by the Indemnifying Party for the reasonable fees and expenses of the counsel and other reasonable costs of the defense) if, in the written opinion of such Indemnified Party's counsel, representation of the Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests or conflicts between the Indemnified Party and any other party represented by the counsel in the action; provided, however, that the Indemnifying Party will not in connection with any one action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties, except to the extent that local counsel, in addition to regular counsel, is required in order to effectively defend against the action or proceeding. An Indemnifying Party will not be liable to any Indemnified Party for any settlement or entry of judgment concerning any action or proceeding effected without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld. The Indemnifying Party agrees that it will not, without the prior written consent of the Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising or that may arise out of such claim. The rights accorded to an Indemnified Party hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise; provided, however, that notwithstanding the foregoing or anything to the contrary contained in this Agreement, (a) nothing in this Section 7 shall restrict or limit any rights that any Indemnified Party may have to seek equitable relief and (b) this Section 7 shall be the sole remedy for any breach of the Company's representations and warranties contained in this Agreement and for any breach of any Purchaser's representations and warranties contained in this Agreement except, in either case, with respect to claims arising out of fraud or willful misconduct.

      8. Covenants.

      8.1 Use of Proceeds. The Company will use the proceeds from this Offering for general working purposes.

      8.2 Conduct of the Company's Business. Except as contemplated by this Agreement, during the period from the date hereof to the Closing Date, the Company will conduct its business and operations solely in the ordinary course of business consistent with past practice and use reasonable commercial efforts to keep available the services of its officers and employees and preserve its current relationships with customers, suppliers, licensors, creditors and others having business dealings with it, except as would not be reasonably expected to have a Material Adverse Effect.

      8.3 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto will use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement at the earliest practicable date.

      8.4   Tax Matters.

      (a) The Company covenants that it will use commercially reasonable efforts not to become a USRPHC at any time while any Purchaser owns any of the Series A Preferred Stock or the Common Stock into which such Series A Preferred Stock is convertible.

      (b) In the event that a Purchaser desires to sell or dispose of any of the Securities or the underlying securities as permitted under this Agreement and applicable law, and upon demand by such Purchaser, the Company agrees to deliver to such Purchaser a letter (the "Letter") which complies with Sections 1.1445-2(c)(3) and 1.897-2(h) of the Treasury Regulations, addressed to such Purchaser, stating whether or not the Company is a USRPHC. The Letter shall be delivered to the Purchaser one business day prior to the close of any such permitted sale or disposition by the Purchaser (the "Delivery Date"). The Letter shall be dated as of the Delivery Date and signed by a corporate officer who must verify under penalties of perjury that the statement is correct to his knowledge and belief pursuant to Section 1.897-2(h) of the Treasury Regulations.

      8.5 Furnishing of Information. As long as any Purchaser owns Securities, the Company covenants that it will use its commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to such laws, it will use its commercially reasonable efforts to prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule 144.

      8.6 Non-Public Information. The Company represents and warrants that neither it nor, to the best of its knowledge, any other Person acting on its behalf, has provided any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and acknowledges that each Purchaser is relying on the foregoing representations in effecting transactions in securities of the Company.

      9. FOR RESIDENTS OF ALL STATES: NEITHER THE SECURITIES OFFERED HEREBY OR THE UNDERLYING SECURITIES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE WARRANTS ARE NON-TRANSFERABLE.

      10. No Waiver.

      Notwithstanding any of the representations, warranties, acknowledgments or agreements made herein by the Purchasers, the Purchasers do not thereby or in any manner waive any rights granted to the Purchasers under federal or state securities laws.

      11. Miscellaneous.

      11.1 Notices. Any notice or other communication given hereunder by any party hereto to any other party hereto shall be in writing and delivered personally or by facsimile transmission or sent by registered or certified mail or by any express mail or overnight courier service, postage or fees prepaid:

             If to the Company:

                  Electronic Game Card, Inc.
                  712 Fifth Avenue
                  19th Floor
                  New York, New York  10019
                  Attention:  Private Placement
                  Telephone:  (212) 332-4365
                  Facsimile:  (212) 581-1922

             If to the Purchasers:

                  To each Purchaser at such Purchaser's name and address set forth on the signature page to this Agreement.

            Any notice that is delivered personally or by facsimile transmission in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party or its agent. Any notice that is addressed and mailed, postage prepaid for most rapid method of delivery, or sent by courier in the manner herein provided shall be conclusively presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient, on the fourth business day after the day it is so placed in the mail or, if earlier, the date and time of actual receipt.

      11.2 Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns, provided, that no party may assign this Agreement without the prior written consent of the other party, such consent not to be unreasonably withheld; provided that any transfer of Securities or securities underlying such Securities must be in compliance with the Transaction Documents and all applicable law.

      11.3 Entire Agreement. This Agreement sets forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them; provided that any confidentiality agreement between the Company and any Purchaser shall remain in effect. This Agreement may be amended only by mutual written agreement of the Company and a majority in interest of the Purchasers, and the Company may take any action herein prohibited or omit to take any action herein required to be performed by it, and any breach of any covenant, agreement, warranty or representation may be waived, only if the Company has obtained the written consent or waiver of the Purchasers purchasing a majority of the Securities offered hereby.

      11.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York with respect to contracts made and to be fully performed therein, without regard to the conflicts of laws principles thereof. The parties hereto hereby agree that any suit or proceeding arising under this Agreement, or in connection with the consummation of the transactions contemplated hereby, shall be brought solely in a federal or state court located in the County of New York and State of New York. By its execution hereof, both the Company and the Purchasers hereby consent and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the County of New York and State of New York and agree that any process in any suit or proceeding commenced in such courts under this Agreement may be served upon it personally or by certified or registered mail, return receipt requested, or by Federal Express or other courier service, with the same force and effect as if personally served upon the applicable party in New York and in the city or county in which such other court is located. The parties hereto each waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense of lack of in personam jurisdiction with respect thereto.

      11.5 Severability. The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction will not affect any other provision of this Agreement, which will remain in full force and effect. If any provision of this Agreement is declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, the provision will be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof will nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provisions will be deemed dependent upon any other covenant or provision unless so expressed herein.

      11.6 No Waiver. A waiver by either party of a breach of any provision of this Agreement will not operate, or be construed, as a waiver of any subsequent breach by that same party.

      11.7 Further Assurances. The parties agree to execute and deliver all further documents, agreements and instruments and take further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

      11.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which will together constitute the same instrument.

      11.9 No Third Party Beneficiaries. Nothing in this Agreement creates in any Person not a party to this Agreement any legal or equitable right, remedy or claim under this Agreement, and this Agreement is for the exclusive benefit of the parties hereto. The parties expressly recognize that this Agreement is not intended to create a partnership, joint venture or other similar arrangement between any of the parties or their respective affiliates.

      11.10 Headings. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

      11.11 Securities Laws Disclosure; Publicity Restrictions. The Company shall issue a press release by 8:30 a.m. Eastern time on the trading day following each applicable Closing, or file a Current Report on Form 8-K disclosing the consummation of the transactions consummated on such Closing by 8:30 a.m. Eastern time on the fourth day following each applicable Closing. Except as may be required by applicable Requirements of Law, none of the parties hereto shall issue a publicity release or public announcement or otherwise make any disclosure concerning this Agreement, the transactions contemplated hereby without prior approval by the other party hereto, and no investor may be named in any such press release without such investor's specific consent; provided that each Purchaser may disclose on its worldwide web pages and its offering materials, if any, the name of the Company, the name of the Chief Executive Officer of the Company, a brief description of the business of the Company consistent with the Commission Documents or the Company's press releases or other public statements, the Company's logo and the aggregate amount of such Purchaser's investment in the Company. If any announcement is required by applicable law or the rules of any securities exchange or market on which such shares of Common Stock are traded to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties reasonable opportunity to comment thereon. The parties agree to attribute and otherwise indicate ownership of the other party's trademarks and logos.

      11.12 Certification. Each Purchaser certifies that such Purchaser has read this entire Agreement and that every statement on such Purchaser's part made and set forth herein is true and complete.

                [Remainder of page intentionally left blank.]

      IN WITNESS WHEREOF, the undersigned has executed this Securities Purchase Agreement on the date his signature has been subscribed and sworn to below.

The Convertible Promissory Notes and the Warrants are to be issued in:


                                         ---------------------------------------
                                         Print Name of Investor

                                         ____________ principal amount of
____ individual name                     Convertible Promissory Notes
                                         subscribed for (multiple of $48,000

                                         Subscription price paid herewith:
                                         $____________(being the principal
____ tenants in the entirety             amount of the Convertible Promissory
                                         Notes listed above)

                                         ---------------------------------------
____ corporation (an officer must sign)  Print Name of Joint Investor
                                         (if applicable)


                                         ---------------------------------------
____ partnership (all general partners Signature of Investor must sign)


                                         ---------------------------------------
____ trust                               Signature of Joint Investor


____ limited liability company

                                         ---------------------------------------
                                         (with a copy to:)

                                         ---------------------------------------


                                         ---------------------------------------
                                         Address of Investor

Accepted as of the 24th day of March, 2005 as to _______________ principal amount of the Company's Convertible Promissory Notes (a multiple of $48,000), the Purchase Price for which is $______________, being the principal amount of such Convertible Promissory Notes as to which this Subscription is accepted, subject to receipt of the entire Purchase Price in United States Dollars by wire transfer of immediately available funds to the Company at its requested account or accounts and performance of other closing conditions set forth in this Agreement :

ELECTRONIC GAME CARD, INC.


By:   ___________________________________________
Name:
Title:

                        [Insert Purchaser Questionnaire]

                                    Exhibit A


                       Form of Certificate of Designations

                                    Exhibit B


                      Form of Registration Rights Agreement

                                    Exhibit C


                                 Form of Warrant

                                  Schedule 6.2


      As of March 1, 2005, the capitalization of the Company was as follows:


25,468,439 shares of Common Stock issued and outstanding.


1,396,950 options and warrants issued and outstanding to investors


1,396,950 options issued and outstanding to employees

                                       27